UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement and Securities Purchase Agreement

On August 23, 2022, Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with several accredited investors (the “Investors”), pursuant to which the Company agreed to issue an aggregate of 20,305,429 shares (the “Shares”) of common stock, par value $0.000001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to an aggregate of 5,076,358 shares of Common Stock in a private placement (the “Private Placement”), at a per unit (each unit consisting of one Share and a Warrant to purchase 0.25 of a Share) purchase price of $0.48, which represents a 2.5% discount to the 10-day volume-weighted average price of the Common Stock ending August 19, 2022. The gross proceeds to the Company from the transaction are expected to be approximately $9.75 million, before deducting estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the Private Placement for working capital and other general corporate purposes.

The closing of the Private Placement is structured to occur in two tranches in order to comply with the continued listing requirements of the NYSE American, which require stockholder approval of the sale, issuance, or potential issuance by listed companies of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which equals 20% or more of outstanding common stock prior to the transaction (the “Stockholder Approval”). Under the terms of the Securities Purchase Agreement, the first closing of the Private Placement (the “First Closing”) will occur as soon as reasonably practicable after the execution and delivery of all applicable transaction documents and the satisfaction of customary closing conditions, but in no event earlier than the second trading day following the execution of the Securities Purchase Agreement or later than the fifth trading day following the execution of the Securities Purchase Agreement. At the First Closing, the Investors agreed to purchase an aggregate of 14,060,315 Shares and Warrants to purchase up to an aggregate of 3,515,079 shares of Common Stock, for an aggregate purchase price of approximately $6.75 million. Under the terms of the Securities Purchase Agreement, the second closing of the Private Placement (the “Second Closing”) will occur as soon as reasonably practicable after the satisfaction of customary closing conditions, including the effectiveness of the Stockholder Approval (which was granted by the Consenting Majority Stockholders (as defined below) taking action by written consent, as discussed below) and a waiting period of 20 days after the mailing of a definitive information statement to all holders of Common Stock as of the record date informing them of the Stockholder Approval, but in no event earlier than the second trading day thereafter or later than the fifth trading day thereafter. At the Second Closing, the Investors agreed to purchase an aggregate of 6,245,114 Shares and Warrants to purchase up to an aggregate of 1,561,279 shares of Common Stock, for an aggregate purchase price of approximately $3.0 million.

The Warrants to be issued at the First Closing and the Second Closing will be immediately exercisable and will expire on the five-year anniversary of the date of the First Closing. The Warrants will have an exercise price of $0.48 per share, subject to customary anti-dilution, but not price protection, adjustments.

Under the terms of the Securities Purchase Agreement, each of the Investors agreed to execute a lock-up agreement with the Company pursuant to which such Investor will agree to a three-month lock-up (12-month lock-up, in the case of the Lead Investor referred to below) on any sale or other disposition of the Common Stock, subject to certain exceptions. The Company agreed that in the event it or any of its subsidiaries proposes to offer and sell shares of Common Stock or certain Common Stock equivalents primarily for capital raising purposes, the Company would provide the Investors the right, but not the obligation, to participate in such offering in an aggregate amount of up to 20% of the securities offered in such offering, subject to certain customary exceptions. This participation right will expire upon the earlier of 12 months after the date of the Second Closing or upon the occurrence of certain change in control events.

The Securities Purchase Agreement contains customary representations, warranties and covenants of the parties thereto and also contains customary termination rights, including in the event of certain breaches of representations, warranties and covenants or a governmental order temporarily or permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Securities Purchase Agreement.

Lead Investor Agreement

Under the terms of the Securities Purchase Agreement, the Company agreed to enter into an agreement with Stavros Vizirgianakis, as the lead investor of the Private Placement (the “Lead Investor”), at the First Closing, pursuant to which the Company will provide certain director nomination rights to the Lead Investor (the “Lead Investor Agreement”). Pursuant to the terms of the Lead Investor Agreement, the Company will agree to expand the size of its Board of Directors by one position and elect the Lead Investor as a director to fill the vacancy created as a result of the increase, effective upon completion of the First Closing. In addition, the Company will agree to elect the Lead Investor as Chairman of the Board, effective upon completion of the First Closing. The director nomination rights set forth in the Lead Investor Agreement will terminate on the earlier of (i) the date on which the Lead Investor ceases to hold at least 75% of the Shares to be purchased by him in the Private Placement; (ii) the second anniversary of the date of the Second Closing; or (iii) upon written notice of the Lead Investor to the Company.

Registration Rights Agreement

Under the terms of the Securities Purchase Agreement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors at the First Closing pursuant to which the Company will agree to prepare and file a shelf resale registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (“SEC”) within 60 days of the date of the First Closing, for purposes of registering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”, and together with the Shares, the “Registrable Securities”). Under the terms of the Registration Rights Agreement, the Company will agree to use commercially reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 75 days of the date of the First Closing (90 days in the event the Resale Registration Statement is reviewed by the SEC). If the Second Closing has not occurred within 60 days following the date of the First Closing, the Company may elect to register the resale of the Registrable Securities issued at the Second Closing on a second registration statement (the “Second Resale Registration Statement”), in which case then the Company will agree to file the Second Resale Registration Statement within five business days after the date of the Second Closing and use its commercially reasonable best efforts to cause the Second Resale Registration Statement to be declared effective by the SEC within 15 days of the date of the Second Closing (30 days in the event the Second Closing Registration Statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement, and if applicable the Second Resale Registration Statement, effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Investors. The Company also will agree, among other things, to indemnify the selling stockholders from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

Stockholder Approval of Issuance of Securities for NYSE American Purposes

Immediately after the execution of the Securities Purchase Agreement by the parties thereto, the Company obtained the written consent of OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP (collectively, the “Consenting Majority Stockholders”), the holders of an aggregate of 73,114,592 shares of Common Stock, representing greater than a majority of the outstanding shares of Common Stock as of the record date, August 23, 2022, for the approval of the issuance of Shares and Warrants at the Second Closing pursuant to the continued listing requirements of the NYSE American and in accordance with applicable provisions of the Delaware General Corporation Law (the “DGCL”) and the Company’s Second Amended and Restated Bylaws. The written consent of the Consenting Majority Stockholders was sufficient to approve the issuance of Shares and Warrants at the Second Closing for purposes of the required Stockholder Approval under the continued listing requirements of the NYSE American. Therefore, no proxies or consents will be solicited by the Company in connection with the Private Placement.

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, the Company intends to send a definitive information statement to all holders of Common Stock as of the August 23, 2022 record date for the purpose of informing such stockholders of the written actions taken by the Consenting Majority Stockholders (the “Information Statement”). In accordance with Exchange Act Rule 14c-2, the stockholder consent of the Consenting Majority Stockholders will become effective no sooner than 20 days following the mailing of the Information Statement. After the expiration of the 20-day period required under Rule 14c-2 promulgated under the Exchange Act and the satisfaction or waiver of other customary closing conditions, the Second Closing will take place in accordance with the terms of the Securities Purchase Agreement.

The foregoing descriptions of the Securities Purchase Agreement, form of Warrant, form of Lead Investor Agreement and form of Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, form of Warrant, form of Lead Investor Agreement and form of Registration Rights Agreement, which are filed as Exhibits 10.1, 4.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. Based in part on the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D as promulgated by SEC. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. Each Investor has represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Securities for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Private Placement, the Board of Directors (the “Board”) of the Company increased the size of the Board from six directors to seven directors and elected Stavros Vizirgianakis to the Board to fill the vacancy created by such increase, in each case effective upon completion of the First Closing. Additionally, the Board elected Mr. Vizirgianakis as Chairman of the Board, effective upon completion of the First Closing, to replace Jeffrey Peters, who is currently serving as Chairman of the Board and intends not to stand for re-election at the Company’s next annual meeting of stockholders, which is anticipated to be held during the fourth quarter of 2022.

In connection with the election of Mr. Vizirgianakis to the Board, except as otherwise described in Item 1.01 of this Current Report on Form 8-K, there are no other arrangements or understandings between Mr. Vizirgianakis and any other person pursuant to which he was selected as a director. Other than as described in Item 1.01 of this Current Report on Form 8-K, there have been no other transactions since the beginning of the Company’s last fiscal year, or transactions currently proposed, regarding Mr. Vizirgianakis that are required to be disclosed by Item 404(a) of SEC Regulation S-K.

As a member of the Board, Mr. Vizirgianakis will receive customary non-employee director compensation and participate in plans and policies on the same basis as the other non-employee directors of the Company. It is anticipated that the Company and Mr. Vizirgianakis will enter into a customary Indemnification Agreement, in substantially the same form that the Company has entered into with its other non-employee directors, pursuant to which the Company will agree to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and the Company’s Second Amended and Restated Bylaws and coverage under directors’ and officers’ liability insurance policy or policies maintained by the Company to maximum extent available for any other director in accordance with its or their terms. The Company’s standard Form of Indemnification Agreement for Directors and Officers is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On August 24, 2022, the Company issued a press release announcing the Private Placement and the entry into the Securities Purchase Agreement. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant (filed herewith)
10.1	Securities Purchase Agreement, dated as of August 23, 2022, by and among Xtant Medical Holdings, Inc. and the investors party thereto (filed herewith)
10.2	Form of Registration Rights Agreement by and among Xtant Medical Holdings, Inc. and the investors party thereto (filed herewith)
10.3	Form of Letter Agreement by and between Xtant Medical Holdings, Inc. and Stavros Vizirgianakis (filed herewith)
10.4	Form of Indemnification Agreement for Directors and Officers (filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (SEC File No. 001-34951) and incorporated by reference herein)
99.1	Press Release of Xtant Medical Holdings, Inc., dated August 24, 2022, entitled “Xtant Medical Announces $9.75 Million Private Placement” (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Sean E. Browne
President and Chief Executive Officer

Date: August 24, 2022